Exhibit 99.1
FOR IMMEDIATE RELEASE
Alliance Semiconductor Agrees to Sell Land near Hyderabad, India
Alliance Announces Sale of Memory Business Unit Assets
SANTA CLARA, Calif.—(BUSINESS WIRE)—June 14, 2006— Alliance Semiconductor Corporation (Nasdaq: ALSC, “Alliance”) today announced that one of its wholly-owned subsidiaries had entered into an agreement to sell a parcel of land located outside of Hyderabad, India for Rupees 140,753,900, or approximately $3,132,000 as of June 8, 2006. Alliance’s subsidiary received a deposit equal to approximately $870,000 upon execution of the agreement. If the sale is not completed by July 24, 2006, the agreement will terminate and Alliance’s subsidiary will retain a portion of the deposit.
In addition, Alliance has recently entered into two separate asset purchase agreements for the sale of assets relating to its memory business units. On May 11, 2006, Alliance completed the sale of certain assets related to is Asynchronous Static Random Access Memory (“SRAM”) and Dynamic Random Access Memory (“DRAM”) products and devices, including intellectual property, other proprietary rights and inventory. On June 10, 2006, Alliance agreed to sell certain assets related to its Synchronous SRAM products and devices, including product rights, intellectual property, proprietary information and inventory. Alliance expects to complete the sale of Synchronous SRAM assets on or around June 16, 2006.
Alliance also announced yesterday that it had completed the sale of its Analog and Mixed Signal business unit in a transaction valued at $9.25 million in the aggregate, pursuant to an Asset Purchase Agreement that was signed with PulseCore Holdings (Cayman) Inc. and its affiliates on May 1, 2006.
Mel Keating, President and Chief Executive Officer of Alliance, commented, “We are pleased that we have completed the final step toward our goal of exiting all semiconductor businesses, stemming the previous losses and drastically reducing costs while creating real value for Alliance stockholders.”
Forward-Looking Statements
 Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding our assumptions, projections, expectations, targets, intentions or beliefs about future events. Words or phrases such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “targets,” “will likely result,” “will continue,” “may,” “becoming,” “receiving” or similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. We caution that while we make such statements in good faith and we believe such statements are based on reasonable assumptions, including without limitation, management’s examination of historical operating trends, data contained in records, and other data available from third parties, we cannot assure you that our projections will be achieved. In addition to other factors and matters discussed from time to time in our filings with the U.S. Securities and Exchange Commission, or the SEC, some important factors that could cause actual results or outcomes for the Company or our subsidiaries to differ materially from those discussed in forward-looking statements include: closing conditions related to the sale of assets, changes in general economic conditions in the markets in which we may compete and fluctuations in demand in the semiconductor and communications industries; our ability to sustain historical margins; increased competition; increased costs; increases in our cost of borrowings or unavailability of debt or equity capital on terms considered reasonable by management if the need for financing arises; litigation; and adverse state, federal or foreign legislation or regulation or adverse determinations by regulators. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.
Contacts:
Alliance Semiconductor Corporation, Santa Clara, CA
Melvin L. Keating, President and Chief Executive Officer
408-855-4900